CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2, of our report dated September 19, 2006 relating to the August 31, 2006 financial statements of Maxlife Fund Corp.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

WALKER & COMPANY
Certified Public Accountants

Markham, Canada
October 27, 2006